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                                                                     EXHIBIT 4.1


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                           AREA BANCSHARES CORPORATION


         The undersigned duly authorized officers of Area Bancshares Corporation, located in Owensboro, Kentucky, do hereby file these Restated Articles of Incorporation of Area Bancshares Corporation pursuant to the provisions of the Kentucky Business Corporation Act, as follows:


                                       1.

         The name of the Corporation is "Area Bancshares Corporation."

                                       2.

         The Corporation shall have perpetual duration, subject to voluntary dissolution in the manner provided by law.

                                       3.

         The purposes for which the Corporation is organized are to engage, directly or through complete or partial ownership of other corporations or joint ventures, in the transaction of

         (a) the business of a bank holding company; and

         (b) any and all lawful business for which corporations may be incorporated under the Kentucky Business Corporation Act.

                                       4.

         A. The Corporation shall have authority to issue Ten Million (10,000,000) shares of no par value common stock (the "Common Stock") and Five Hundred Thousand (500,000) shares of no par value preferred stock (the "Preferred Stock").

         B. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the Commonwealth of Kentucky, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.


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         The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         (h) Any other relative rights, preferences and limitations of that series.

         Dividends on outstanding shares of Preferred Stock shall be paid or declared or set apart for payment before any dividends shall be paid or declared or set apart for payment on the Common Stock with respect to the same dividend period.

         If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.


         C. No shareholder of the Corporation shall have any pre-emptive or preferential

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right to subscribe for or purchase unissued or treasury shares of any class of the Corporation, whether now or hereafter authorized, options or warrants to purchase shares of the Corporation, or any obligation convertible into shares of the Corporation, issued or sold, other than such right, if any, and for such consideration as the Board of Directors may, in its discretion, from time to time determine; and the Board of Directors may issue shares (or sell treasury shares) of the Corporation, options or warrants to purchase shares, or obligations convertible into shares or carrying options or warrants to purchase shares to such persons, firms or corporations and for such consideration and upon such terms as the Board of Directors may, in its discretion, from time to time determine, without first offering such shares, options, warrants or obligations, or any part thereof, to the shareholders of the Corporation.

         D. Shareholders desiring to vote shares cumulatively, as provided in
Section 207 of the Kentucky Constitution, for the election of Directors, shall deliver written notice of such fact to the President or Secretary of the Corporation at its principal office not less than seventy-two (72) hours prior to the scheduled time for the election, and failure of any shareholder to give such notice shall constitute a conclusive waiver of such shareholder's right; provided, however, that if one or more shareholders shall give such notice, all shareholders may vote cumulatively regardless of whether such shareholder timely gave such notice.

                                       5.

         The address of the registered office of the Corporation and the address of Thomas R. Brumley, the registered agent of the Corporation, is 230 Frederica Street, Owensboro, Kentucky 42301.

         6. The business of the Corporation shall be managed by a Board of not less than five (5) Directors, the number and qualifications of which shall be fixed by the Bylaws.

                                       7.

         Subject to the limitations prescribed in Sections 271B.6-300, 271B.6-310 and 271B.6-400, as from time to time in effect, of the Kentucky Revised Statutes, the Board of Directors of the Corporation may, without first obtaining shareholder authorization, (1) purchase its own shares out of unreserved and unrestricted earned surplus or unreserved and unrestricted capital surplus available therefor, and (2) make distributions to its shareholders out of capital surplus.

                                       8.

         The Corporation shall indemnify its Officers and Directors as provided in Section 271B.8-510 of the Kentucky Revised Statutes. Such indemnification shall not be deemed exclusive of any additional indemnification which the Board of Directors may deem advisable or of any rights to which those indemnified may be otherwise entitled. The Directors of the Corporation may determine from time to time whether and to what extent to maintain


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insurance providing indemnification for Officers of Directors and such insurance need not be limited to the power of indemnification of the Corporation under the provisions of Section 271B.8-510.

                                   -----------

         The foregoing Restated Articles of Incorporation of the Corporation correctly set forth the corresponding provisions of the Articles of Incorporation of the Corporation as amended. The original Articles of Incorporation of the Corporation and all amendments thereto are superseded in their entirety by the foregoing Restated Articles of Incorporation of the Corporation.

         Dated the 11th day of February, 1993.



                                       AREA BANCSHARES CORPORATION

[CORPORATE SEAL]
                                       By:  /s/ Thomas R. Brumley
                                          --------------------------------
                                             Thomas R. Brumley
                                             President


                                       By:  /s/ Malcolm L. Gardner
                                           -------------------------------
                                             Malcolm L. Gardner
                                             Vice President and
                                             Chief Financial Officer

COMMONWEALTH OF KENTUCKY

COUNTY OF DAVIESS


         I, Judi Windle, a Notary Public in and for the Commonwealth and County aforesaid, do hereby certify that on this 11th day of February, 1993, there personally appeared before me Thomas R. Brumley, who, being by me first duly sworn, declared that he is the President of Area Bancshares Corporation, that he signed the foregoing document as the President of the Corporation, and that the statements therein contained are true.

         IN TESTIMONY WHEREOF, witness my signature and notarial seal this 11th day of February, 1993.


                                                /s/ Judi Windle
                                                --------------------------
                                                Notary Public

My Commission expires:
       4-18-95
______________________
[NOTARIAL SEAL]




This instrument was prepared by:

/s/ Kathryn L. Knudson
----------------------------------
Kathryn L. Knudson, Esq.
Powell, Goldstein, Frazer & Murphy
191 Peachtree Street, N.E.
Sixteenth Floor
Atlanta, Georgia  30303
(404) 572-6600

                              ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           AREA BANCSHARES CORPORATION

         The undersigned duly authorized officers of Area Bancshares Corporation do hereby file these Articles of Amendment pursuant to the provisions of the Kentucky Business Corporation Act.

                                       1.

         The name of the corporation is Area Bancshares Corporation and its registered office is located in Owensboro, Kentucky.

                                       2.

         The amendment was approved by the shareholders in accordance with the provisions of Code Section 271B.10-030. The holders of 5,088,296 shares of Common Stock were entitled to vote on the amendment, 4,045,704 shares of Common Stock were represented at the Annual Meeting of Shareholders held on April 18, 1994. A majority vote of the shares of Common Stock entitled to vote at the meeting was required to approve the amendment to the Articles of Incorporation. The holders of 4,032,944 shares of Common Stock or 79.26% approved the resolution submitted by the Board of Directors to amend the Articles of Incorporation.

                                       3.

         The Corporation hereby amends Article 4(A) of its Restated Articles of Incorporation by deleting Article 4(A) in its entirety and inserting in lieu thereof a new Article 4(A) as follows:

                  "The Corporation shall have the authority to issue Sixteen Million (16,000,000) shares of no par common stock (the "Common Stock") and Five Hundred Thousand (500,000) shares of no par preferred stock (the "Preferred Stock")

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by its duly authorized officers, this 29th day of September, 1997.

                                    AREA BANCSHARES CORPORATION


                                    By:  /s/ John A. Ray
                                         ------------------------------
                                         Name: John A. Ray
                                         Title: Chief Financial Officer


ATTEST:

    /s/ Judith R. Windle
----------------------------
Name:    Judith R. Windle
Title:   Corporate Secretary



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                              ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           AREA BANCSHARES CORPORATION

         The undersigned duly authorized officers of Area Bancshares Corporation do hereby file these Articles of Amendment pursuant to the provisions of the Kentucky Business Corporation Act.

                                       1.

         The name of the corporation is Area Bancshares Corporation and its registered office is located in Owensboro, Kentucky.

                                       2.

         The amendment was approved by the shareholders in accordance with the provisions of Code Section 271B.10-030. The holders of 11,304,860 shares of Common Stock were entitled to vote on the amendment, 8,489,947 shares of Common Stock were represented at the Special Meeting of Shareholders held on September 15, 1997. A majority vote of the shares of Common Stock entitled to vote at the meeting was required to approve the amendment to the Articles of Incorporation. The holders of 8,476,725 shares of Common Stock or 74.98% approved the resolution submitted by the Board of Directors to amend the Articles of Incorporation.

                                       3.

         The Corporation hereby amends Article 4(A) of its Articles of Incorporation by deleting Article 4(A) in its entirety and inserting in lieu thereof a new Article 4(A) as follows:

                  "The Corporation shall have the authority to issue Fifty Million (50,000,000) shares of no par common stock (the "Common Stock") and Five Hundred Thousand (500,000) shares of no par preferred stock (the "Preferred Stock")

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by its duly authorized officers, this 23rd day of September, 1997.

                                    AREA BANCSHARES CORPORATION


                                    By:  /s/ Thomas R. Brumley
                                         --------------------------
                                         Name: Thomas R. Brumley
                                         Title: President


ATTEST:

    /s/ Judith R. Windle
----------------------------
Name:    Judith R. Windle
Title:   Corporate Secretary